UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, the Board of Directors of First Foundation Inc. (the “Company”) appointed David M. DePillo as President of the Company. Mr. DePillo has served since the second quarter of 2015, and will continue to serve, as President of First Foundation Bank, a wholly-owned subsidiary of the Company (the “Bank”).  Scott F. Kavanaugh will continue to serve as Chief Executive Officer of the Company and the Bank.

The information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. DePillo is set forth in the Company’s Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 26, 2019, and such disclosure is incorporated herein by reference.  Mr. DePillo previously entered into an employment agreement with the Bank dated May 11, 2015, which employment agreement was amended on February 7, 2018. No further amendment to that employment agreement was entered into in connection with Mr. DePillo’s appointment as President of the Company.

There is no arrangement or understanding between Mr. DePillo and any other person pursuant to which Mr. DePillo was appointed President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: May 31, 2019	By:	/s/ JOHN MICHEL
John M. Michel Executive Vice President & Chief Financial Officer